Exhibit 5.1

March 6, 2018

China Lending Corporation

11th Floor, Satellite Building

473 Satellite Road

Economic Technological Development Zone

Urumqi, Xinjiang, China

Re: Registration Statement on Form F-3 Filed by China Lending Corporation

Ladies and Gentlemen:

We have acted as counsel as to British Virgin Islands law to China Lending Corporation, British Virgin Islands corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), of a registration statement on Form F-3 (the “Registration Statement”) for the registration of the sale from time to time of:

(a)	ordinary shares of no par value in the Company (the “Ordinary Shares”),

(b)	preferred shares of no par value in the Company of the relevant class or series (the “Preferred Shares”),

(c)	warrants representing rights to purchase the Ordinary Shares or the Preferred Shares (the “Warrants”), and

(d)	units comprised of one or more of the Ordinary Shares, the Preferred Shares and/or the Warrants (the “Units” and, together with the Ordinary Shares, the Preferred Shares and the Warrants, the “Securities”).

The Company has informed us that the Securities will be sold or delivered on a delayed or continuous basis from time to time as set forth in the Registration Statement (and any amendments thereto), the prospectus contained therein and any prospectus supplement. We understand that prior to the sale of any Securities under the Registration Statement, the Company will afford us an opportunity to review the applicable Board Authorizations and, if necessary, Amendments (in each case as defined below) and operative documents pursuant to which such Securities are to be sold and will file any applicable amendment to the Registration Statement (which may include as an exhibit thereto an amended opinion) or prospectus supplement as we may reasonably consider necessary or appropriate by reason of the terms of the sale of such Securities.

In each case, except as otherwise set forth in any applicable amendment to the Registration Statement or prospectus supplement: (a) any Ordinary Shares will be issued by the Company under and in accordance with the Company’s Memorandum and Articles of Association, as amended from time to time (the "Memorandum and Articles"); (b) any Preferred Shares will be issued under and in accordance with the Memorandum and Articles (subject to such amendments (the "Amendments") as may be necessary to reflect the terms of such Preferred Shares), and one or more resolutions of the Company’s Board of Directors (the “Board”) setting forth the terms of the Preferred Shares and approving and directing the making of any necessary Amendments to reflect the same; (c) any Warrants will be issued pursuant to one or more warrant agreements (each a “Warrant Agreement”) entered into between the Company and an entity identified therein as the warrant agent (the “Warrant Agent”) in a form filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein, and one or more resolutions of the Board; and (d) any Units will be issued pursuant to one or more unit agreements (each a “Unit Agreement”) to be entered into by the Company and an entity identified therein as the unit agent (the “Unit Agent”) in a form filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein, and one or more resolutions of the Board.

1

As part of the corporate actions taken and to be taken in connection with the issuance and sale of the Securities (the “corporate proceedings”), the Company has informed us that the Board will, and it is assumed by us for the purposes of the opinions given herein that the Board will, before the Securities are issued and sold under the Registration Statement, authorize the issuance and approve the terms of any Securities to be issued and sold from time to time under the Registration Statement, and, in relation to any Preferred Shares effect any necessary amendments to the Memorandum and Articles of Association, in each case in a form acceptable to us and British Virgin Islands law, and such applicable corporate proceedings (hereinafter referred to as the "Board Authorizations") shall be in full force and effect at the time of any such issuance and sale.

In our capacity as counsel to the Company in respect of British Virgin Islands law, we have examined or are otherwise familiar with: (a) the Registration Statement; (b) the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands on 26 February 2018; (c) the public information revealed from a search of each of the Civil Index Book and the Commercial Book, each from the date of the Company’s incorporation, maintained by the British Virgin Islands’ High Court Registry on 26 February 2018 (each of the searches in (b) and (c) together and as updated on 5 March 2018, the "Public Records"); (d) a registered agent’s certificate issued by the Company’s registered agent dated 22 February 2018 (the "Registered Agent’s Certificate"); (e) minutes of meetings of the board of directors of the Company or written resolutions of the directors of the Company containing resolutions of the directors of the Company dated 16 September 2014, 29 September 2014, 30 September 2014, 26 May 2016, 28 June 2016, 5 July 2016, 6 July 2016, 13 July 2016, 25 July 2016, 29 July 2016, 8 August 2016, 13 August 2016, 9 September 2016, 23 September 2016, 12 November 2016, 11 December 2016 , 15 December 2016, 20 December 2016, 6 February 2017, 25 February 2017, 5 April 2017, 6 May 2017, 25 May 2017, 5 August 2017, 11 November 2017, 5 December 2017, 29 December 2017,8 January 2018and 22 February 2018 respectively and written resolutions of the members of the compensation committee of the board of directors of the Company dated 23 September 2016 (all such minutes and board and committee resolutions together, the "Directors’ Resolutions"); and (f) such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

As to matters of fact material to the opinions expressed herein, we have relied on (a) information in the Public Records and the Registered Agent's Certificate (and all opinions based on documents in the Public Records and the Registered Agent's Certificate are as of the dates of such documents in the Public Records and not as of the date of this opinion letter), and (b) information provided in the Directors' Resolutions. We have not independently verified the facts so relied on.

In such examination, we have assumed the following without investigation: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. For purposes of the opinions expressed below, we also assume that: (a) the Registration Statement and any amendments or prospectus supplements relating thereto shall have become and be effective pursuant to timely filings under the Securities Act; (b) a prospectus supplement describing each class and series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and the Rules, will be timely filed with the Commission; (c) with respect to the opinions in Paragraphs 3, 4, 5 and 6, the Company and any Warrant Agent or Unit Agent, as applicable, will have complied with the terms and conditions of the Warrant Agreement or the Unit Agreement, as applicable; (d) any Securities issuable upon conversion, exchange, or exercise of any of the other Securities will have been duly authorized and reserved for issuance (in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities), and duly executed and delivered and validly issued, as the case may be; (e) the applicable Board Authorizations will have been passed and remain in full force and effect at the relevant time and any necessary Amendments adopted and made effective; and (f) at the time of issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

2

Based on and subject to the foregoing, we are of the opinion that:

1.	The Ordinary Shares (including any Ordinary Shares duly issued upon the exchange or conversion of convertible Preferred Shares pursuant to the respective terms thereof, or upon the exercise of Warrants pursuant to the terms thereof), when issued, sold and delivered by the Company in the manner and for the consideration stated in the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable Board Authorizations and/or other corporate proceedings, will be validly issued, fully paid and nonassessable.

2.	When (a) the terms of any particular class or series of Preferred Shares have been established in accordance with the Memorandum and Articles, and the applicable Board Authorizations and/or other corporate proceedings authorizing the issuance and sale of the relevant Preferred Shares and the making of any necessary Amendments have been passed and the relevant Amendments, if any, made; and (b) the relevant Preferred Shares have been issued, sold and delivered in the manner and for the consideration stated in the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable Board Authorizations or other corporate proceedings, the Preferred Shares (including any Preferred Shares duly issued upon the exercise of Warrants pursuant to the terms thereof that are exercisable for the purchase of Preferred Shares) will be validly issued, fully paid and nonassessable.

3.	When a Warrant Agreement as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and by the applicable Board Authorizations or other corporate proceedings, has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Warrant Agent, such Warrant Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.	When (a) the applicable Warrants have been duly authorized by the Company; (b) the final terms of the Warrants have been duly established and approved; and (c) the applicable Warrants have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable Board Resolutions or other corporate proceedings, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	When a Unit Agreement as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and by the applicable Board Authorizations or other corporate proceedings, has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Unit Agent, such Unit Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

6.	When (a) the applicable Units have been duly authorized by the Company; (b) the final terms of the Units have been duly established and approved; and (c) the applicable Units have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Unit Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable Board Authorizations or other corporate proceedings, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

3

The foregoing opinions are subject to the following exclusions and qualifications:

(a)	Our opinions are as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, and we disavow any undertaking to advise you of any changes in law.

(b)	We express no opinion as to enforceability of any right or obligation to the extent such right and obligation is subject to and limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally; (ii) rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to, or after, the date hereof or considered in a proceeding in equity or at law; or (iii) the effect of federal and state securities laws and principles of public policy on the rights of indemnity and contribution.

(c)	We do not express any opinions herein concerning any laws other than the laws in their current forms of the British Virgin Islands, and we express no opinion with respect to the laws of any other jurisdiction and expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein, and we also express no opinion in relation to any representation or warranty made or given by the Company in the Registration Statement (except to the extent expressly opined on herein).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus and any prospectus supplements relating thereto under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules.

Very truly yours,

OGIER

4